Exhibit 10.1

THERAVANCE BIOPHARMA, INC.

PERFORMANCE INCENTIVE PLAN

PURPOSE

The purpose of the Theravance Biopharma, Inc. Performance Incentive Plan (the “Plan”) is to motivate and reward eligible employees of Theravance Biopharma, Inc., a Cayman Islands exempted limited liability company (the “Company”) and its affiliates for their service by providing incentive compensation in the form of cash bonuses and equity compensation. It is the intent that the incentives provided for in the Plan to certain executive officers of the Company are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”). The Plan is divided into two articles, Article I, which addresses the cash component of the Plan (the “Cash Plan”) and Article II, which addresses the equity component of the Plan (the “Equity Plan”).

The Plan shall be governed by, and construed in accordance with, the laws of the Cayman Islands (except its choice-of-law provisions).

The Plan is effective March 24, 2016, subject to approval by the Company’s shareholders at the 2016 Annual General Meeting of Shareholders.

ARTICLE I. CASH PLAN

1.1  Administration.

(a)  General.  The Cash Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.

(b)  Section 162(m).  To the extent a Performance Cash Award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Cash Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(c)  Powers of Administrator.  Subject to the terms of the Cash Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (i) select the Employees who are to receive Performance Cash Awards under the Cash Plan, (ii) determine the amount, performance goal(s), the length of the performance period and other features and conditions of such awards, (iii) determine whether and to what extent any performance goals have been attained, (iv) interpret the Cash Plan and awards granted thereunder, (v) make, amend and rescind rules relating to the Cash Plan and awards granted thereunder, and (vi) make all other decisions relating to the operation of the Cash Plan and awards granted thereunder.

(d)  Effect of Administrator’s Decisions.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Employees and any other holders of Performance Cash Awards.

1.2  Eligibility.  Performance Cash Awards may be granted to Employees (each Employee selected to receive an award under the Plan, a “Participant”). Unless otherwise determined by the Administrator, to receive payment of a Performance Cash Award, a Participant must remain an Employee on the date the Performance Cash Award is paid.

1.3  Performance Cash Awards.

(a)  General.  A Performance Cash Award is a cash award that may be granted upon the attainment of one or more performance goals for a specified performance period. The Committee shall determine the goals applicable to each Performance Cash Award based on one or more of the criteria set forth in Appendix A or, to the extent a Performance Cash Award is not intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, such other criteria selected by the Administrator. With respect to any Performance Cash Award that is intended to qualify as such “performance-based compensation,” the Administrator shall designate the performance goal(s) applicable to, and the formula for calculating the amount payable under, the Performance Cash Award within 90 days following commencement of the applicable performance period (or such earlier time as may be required under Section 162(m) of the Code) and in any event at a time when achievement of the applicable performance goal(s) remains substantially uncertain.

(b)  Documentation.  Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Cash Plan. The terms of various Performance Cash Awards need not be identical. The Administrator may determine, at the time of granting a Performance Cash Award or thereafter, that all or part of such Performance Cash Award shall become earned and payable in the event that the Company is subject to a change in control before the Participant’s service terminates, in the event of a Participant’s death or disability, or as otherwise determined by the Administrator in special circumstances.

(c)  Payment.  Prior to the payment of any Performance Cash Award that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Administrator shall certify in writing whether and the extent to which the performance goals applicable to such award were achieved. Notwithstanding any other provision of the Cash Plan (except in the case of a change in control), the Administrator shall have the discretion to adjust downwards, but not upwards, the amount payable pursuant to any such award, and the Administrator may not waive achievement of the applicable performance goal(s) except in the case of the death or disability of a Participant or as otherwise determined by the Administrator in special circumstances. In the case of Performance Cash Awards that are not intended to qualify as such “performance-based compensation,” the Administrator shall have the discretion to adjust upwards or downwards the amount payable pursuant to such awards.

(d)  Limit on Awards.  The maximum amount that may be paid to any Participant for each fiscal year of the Company in a performance period attributable to Performance Cash Awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code shall not exceed $4,000,000.

1.4  Limitation on Rights.

(a)  No Retention Rights.  Neither the Cash Plan nor any Performance Cash Award granted thereunder shall be deemed to give any individual a right to remain employed by the Company or its Parents, Subsidiaries and Affiliates. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the employment of any Employee at any time, with or without cause, subject to applicable laws, the Company’s articles of association and by-laws and a written employment agreement (if any).

(b)  Non-Transferability of Awards.  Unless otherwise determined by the Administrator, Performance Cash Awards may not be transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by a will or the laws of descent and distribution. Notwithstanding the foregoing, if the Administrator permits beneficiary designations, any

Performance Cash Award payable after a Participant’s death shall be paid to the Participant’s beneficiary or beneficiaries. If no beneficiary was designated, then any amount payable under a Performance Cash Award shall be payable to the Participant’s estate.

(c)  Recoupment of Awards.  All Performance Cash Awards granted under the Cash Plan and all amounts paid under the Cash Plan shall be subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations and/or listing standards thereunder, any compensation recovery policy adopted by the Company or as otherwise required by applicable law.

(d)  No Funding.  Performance Cash Awards will be paid solely from the general assets of the Company or the Parent, Subsidiary or Affiliate employing a Participant, and Participants will have the status of general unsecured creditors of the Company.

1.5  Taxes.

(a)  Withholding.  All Performance Cash Awards are subject to reduction to reflect all applicable withholding taxes and other deductions required by law

(b)  Section 409A and 457A Matters.  Except as otherwise set forth in an Award Agreement, it is intended that Performance Cash Awards granted under the Cash Plan either be exempt from, or comply with, the requirements of Section 409A of the Code. To the extent a Performance Cash Award is subject to Section 409A of the Code, the terms of the Cash Plan, the award and any written agreement governing the award shall be interpreted to comply with the requirements of Section 409A of the Code so that the award is not subject to additional tax or interest under Section 409A, unless the Administrator expressly provides otherwise. A Performance Cash Award that is subject to Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Section 409A of the Code. In this regard, if any amount under a Performance Cash Award that is subject to Section 409A of the Code is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1) of the Code. Except as otherwise set forth in an Award Agreement, it is intended that Performance Cash Awards granted under the Cash Plan be exempt from Section 457A of the Code.

1.6  Future of the Cash Plan.

(a)  Term of the Cash Plan.  The Cash Plan shall remain in effect until the earlier of (i) the date the Cash Plan is terminated under Article 1.6(b) or (ii) the first Annual General Meeting of Shareholders of the Company that occurs in 2021.

(b)  Amendment or Termination.  The Board may, at any time and for any reason, amend or terminate the Cash Plan. No Performance Cash Awards shall be granted under the Cash Plan after the termination thereof. The termination of the Cash Plan, or any amendment thereof, shall not affect any Performance Cash Award previously granted under the Cash Plan without such holder’s consent.

(c)  Shareholder Approval.  An amendment of the Cash Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules.

1.7  Definitions.  The following definitions shall apply in this Article I.

(a)   “Administrator” means the Board or any Committee administering the Cash Plan in accordance with Article 1.1.

(b)   “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(c)   “Board” means the Company’s Board of Directors, as constituted from time to time.

(d)   “Code” means the Internal Revenue Code of 1986, as amended.

(e)   “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Cash Plan.

(f)    “Employee” means a common law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(g)   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Cash Plan shall be considered a Parent commencing as of such date.

(h)   “Performance Cash Award” means an award of cash granted under Article 1.3.

(i)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Cash Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE II. EQUITY PLAN

The Equity Plan provides for the following Awards: (i) Options (which may constitute ISOs or NSOs), (ii) SARs, (iii) Restricted Shares, and (iv) Share Units.

2.1  Administration.

(a)  General.  The Equity Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.

(b)  Section 162(m).  To the extent an Award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Equity Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(c)  Section 16.  To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

(d)  Powers of Administrator.  Subject to the terms of the Equity Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (i) select the Employees who are to receive Awards under the Equity Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such

Awards, (iii) determine whether and to what extent any performance goals have been attained, (iv) interpret the Equity Plan and Awards granted thereunder, (v) make, amend and rescind rules relating to the Equity Plan and Awards granted thereunder, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (vi) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Ordinary Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (vii) make all other decisions relating to the operation of the Equity Plan and Awards granted thereunder.

(e)  Effect of Administrator’s Decisions.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Employees and any other holders of Awards.

2.2  Shares Available for Grants.

(a)  Source of Shares.  Ordinary Shares underlying Awards will be issued from the Company’s 2013 Equity Incentive Plan (the “2013 Plan”).

(b)  Lapsed Awards.  If Restricted Shares or Ordinary Shares issued upon the exercise of Options are forfeited (or surrendered as a matter of Cayman Islands law) or repurchased, then such Ordinary Shares shall again become available for issuance under the 2013 Plan. If Share Units, Options or SARs are forfeited (or surrendered as a matter of Cayman Islands law), settled in cash (in whole or in part) or terminate for any other reason before being exercised or settled in full, then the corresponding Ordinary Shares shall again become available for issuance under the 2013 Plan. If SARs are exercised, then only the number of Ordinary Shares (if any) actually issued to the Participant in settlement of such SARs shall reduce the number available under Article 3.1 of the 2013 Plan and the balance shall again become available for issuance under the 2013 Plan. Ordinary Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall thereafter be available for issuance under the 2013 Plan. To the extent that an Award is settled in cash rather than Ordinary Shares, the cash settlement shall not reduce the number of Ordinary Shares available for issuance under the 2013 Plan.

2.3  Limitations on Awards.  Subject to adjustment in accordance with Article 2.11:

(a)   The aggregate number of Ordinary Shares subject to Options and SARs that may be granted under the Equity Plan during any fiscal year to any one Participant shall not exceed 1,000,000, except that the Company may grant to a new Employee in the fiscal year in which his or her service as an Employee first commences Options and/or SARs that cover (in the aggregate) up to an additional 1,000,000 Ordinary Shares.

(b)   The aggregate number of Ordinary Shares subject to Awards of Restricted Shares and Share Units that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code that may be granted under the Equity Plan during any fiscal year to any one Participant shall not exceed 1,000,000, except that the Company may grant to a new Employee in the fiscal year in which his or her service as an Employee first commences Awards of Restricted Shares and Share Units that are intended to qualify as performance-based compensation that cover (in the aggregate) up to an additional 1,000,000 Ordinary Shares.

(c)   No more than 36,285,710 Ordinary Shares may be issued upon the exercise of ISOs granted under the Equity Plan.

2.4  Eligibility.

(a)  ISOs.  Only Employees who are common law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding shares of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

(b)  Other Grants.  Awards other than ISOs may only be granted to Employees.

2.5  Options.

(a)  Option Agreement.  Each grant of an Option under the Equity Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Equity Plan and may be subject to any other terms that are not inconsistent with the Equity Plan. The Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Option Agreements entered into under the Equity Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b)  Number of Shares.  Each Option Agreement shall specify the number of Ordinary Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 2.11.

(c)  Exercise Price.  Each Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of an Ordinary Share on the date of grant nor shall the Exercise Price be less than the par value of an Ordinary Share.

(d)  Exercisability and Term.  Each Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. Such date or event may be determined by the satisfaction of performance conditions established by the Administrator. An Option Agreement may provide for the automatic exercise of the Option. The Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. An Option Agreement may provide for accelerated exercisability in the event of a Change in Control, the Optionee’s death or disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

(e)  Modification or Assumption of Options.  Within the limitations of the Equity Plan, the Administrator may modify, extend, or assume outstanding options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option. Notwithstanding anything in the Equity Plan to the contrary, and except for the adjustments provided in Articles 2.10 and 2.11, neither the Administrator nor any other person may (a) decrease the exercise price for any outstanding Option after the date of grant, (b) cancel or allow an optionee to surrender an outstanding Option to the Corporation in exchange for cash or as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Company’s Ordinary Shares are traded)

(f)  Buyout Provisions.  Except to the extent prohibited by Article 2.5(e), the Administrator may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish. In no event will such payment be greater than the difference between (i) the Fair Market Value of the Ordinary Shares subject to such Option as of the date of such event over (ii) their Exercise Price.

2.6  Payment for Option Shares.

(a)  General Rule.  The entire Exercise Price of Ordinary Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time such Ordinary Shares are purchased, except that the Administrator at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 2.6. However, if the Optionee is an executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by Section 13(k) of the Exchange Act.

(b)  Surrender of Shares.  With the Administrator’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Ordinary Shares that are already owned by the Optionee. As a matter of Cayman Islands law, such surrender shall take effect as a repurchase of such Ordinary Shares that are already owned by the Optionee in consideration for the issue by the Company to the Optionee of the Ordinary Shares to be issued upon exercise of the Options. Such Ordinary Shares shall be valued at their Fair Market Value on the date the new Ordinary Shares are purchased.

(c)  Exercise/Sale.  With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Ordinary Shares being purchased and to deliver all or part of the sales proceeds to the Company.

(d)  Exercise/Pledge.  With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Ordinary Shares being purchased to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

(e)  Net Exercise.  With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid through a net exercise procedure.

(f)  Promissory Note.  To the extent permitted by Section 13(k) of the Exchange Act, with the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(g)  Other Forms of Payment.  With the Administrator’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

2.7  Share Appreciation Rights.

(a)  SAR Agreement.  Each grant of a SAR under the Equity Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Equity Plan and may be subject to any other terms that are not inconsistent with the Equity Plan. The provisions of the various SAR Agreements entered into under the Equity Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b)  Number of Shares.  Each SAR Agreement shall specify the number of Ordinary Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 2.11.

(c)  Exercise Price.  Each SAR Agreement shall specify the Exercise Price which shall not be less than 100% of the Fair Market Value of an Ordinary Share on the date of grant nor shall the Exercise Price be less than the par value of an Ordinary Share. A SAR Agreement may specify an

Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d)  Exercisability and Term.  Each SAR Agreement shall specify the date all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated exercisability in the event of a Change in Control, the Optionee’s death or disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Equity Plan may provide that it will be exercisable only in the event of a Change in Control.

(e)  Exercise of SARs.  Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Ordinary Shares, (ii) cash or (iii) a combination of Ordinary Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Ordinary Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Ordinary Shares subject to the SARs exceeds the Exercise Price. If, on the date a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

(f)  Modification or Assumption of SARs.  Within the limitations of the Equity Plan, the Administrator may modify, extend or assume outstanding SARs. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR. Notwithstanding anything in the Equity Plan to the contrary, and except for the adjustments provided in Articles 2.10 and 2.11, neither the Administrator nor any other person may (a) decrease the exercise price for any outstanding SAR after the date of grant, (b) cancel or allow an Optionee to surrender an outstanding SAR to the Corporation in exchange for cash or as consideration for the grant of a new SAR with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding SAR or (c) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Company’s Ordinary Shares are traded).

(g)  Buyout Provisions.  Except to the extent prohibited by Article 2.7(f), the Administrator may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted or (ii) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish. In no event will such payment be greater than the difference between (i) the Fair Market Value of the Ordinary Shares to which such SAR pertains as of the date of such event over (ii) their Exercise Price.

2.8  Restricted Shares.

(a)  Restricted Share Agreement.  Each grant of Restricted Shares under the Equity Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Equity Plan and may be subject to any other terms that are not inconsistent with the Equity Plan. The provisions of the various Restricted Share Agreements entered into under the Equity Plan need not be identical.

(b)  Payment for Awards.  Subject to the following sentence, Restricted Shares may be sold or awarded under the Equity Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services, future services and such other methods of payment as are permitted by applicable laws, regulations and rules. If the Participant is an executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by Section 13(k) of the Exchange Act.

(c)  Vesting Conditions.  Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. Such conditions, at the discretion of the Administrator, may include one or more performance goals. Such performance goal(s) shall be based on one or more of the criteria set forth in Appendix A or, to the extent an Award is not intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, such other criteria selected by the Administrator. A Restricted Share Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant’s death or disability or other events.

(d)  Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Equity Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Cash dividends with respect to any Restricted Shares and any other property (other than cash) distributed as a dividend or otherwise with respect to Restricted Shares that vest based on the achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such cash, shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

2.9  Share Units.

(a)  Share Unit Agreement.  Each grant of Share Units under the Equity Plan shall be evidenced by a Share Unit Agreement between the recipient and the Company. Such Share Units shall be subject to all applicable terms of the Equity Plan and may be subject to any other terms that are not inconsistent with the Equity Plan. The provisions of the various Share Unit Agreements entered into under the Equity Plan need not be identical. Share Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b)  Payment for Awards.  To the extent that an Award is granted in the form of Share Units, no cash consideration shall be required of the Award recipients.

(c)  Vesting Conditions.  Each Award of Share Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Share Unit Agreement. Such conditions, at the discretion of the Administrator, may include one or more performance goals. Such goal(s) shall be based on one or more of the criteria set forth in Appendix A or, to the extent an Award is not intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, such other criteria selected by the Administrator. A Share Unit Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant’s death or disability or other events.

(d)  Voting and Dividend Rights.  The holders of Share Units shall have no voting rights. Prior to settlement or forfeiture, any Share Unit awarded under the Equity Plan may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Ordinary Share while the Share Unit is outstanding. Dividend equivalents may be converted into additional Share Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Ordinary Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Share Units to which they attach. Notwithstanding the foregoing, dividend equivalents with respect to any Share Units that vest based on the achievement of performance goals shall be subject to the same conditions and restrictions as the Share Units to which they attach.

(e)  Form and Time of Settlement of Share Units.  Settlement of vested Share Units may be made in the form of (i) cash, (ii) Ordinary Shares or (iii) any combination of both, as determined by the Administrator. The actual number of Share Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Share Units into cash may include (without limitation) a method based on the average Fair Market Value of Ordinary Shares over a series of trading days. Vested Share Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Share Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Share Units is settled, the number of such Share Units shall be subject to adjustment pursuant to Article 2.11.

(f)  Death of Recipient.  Any Share Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Share Units under the Equity Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Share Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

(g)  Modification or Assumption of Share Units.  Within the limitations of the Equity Plan, the Administrator may modify or assume outstanding share units or may accept the cancellation of outstanding share units (whether granted by the Company or by another issuer) in return for the grant of new share units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Share Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Share Unit.

(h)  Creditors’ Rights.  A holder of Share Units shall have no rights other than those of a general creditor of the Company. Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Share Unit Agreement.

2.10  Change in Control.

(a)  Effect of Change in Control.  Unless the Administrator provides otherwise in an Option Agreement, SAR Agreement, Restricted Share Agreement or Share Unit Agreement, in the event of any Change in Control, each outstanding Share Award shall automatically accelerate so that each such Share Award shall, immediately prior to the effective date of the Change in Control, become fully vested and exercisable for all of the Ordinary Shares at the time subject to such Share Award and may be exercised for any or all of those fully-vested Ordinary Shares. However, an outstanding Share Award shall not so accelerate if and to the extent such Share Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable award from the successor corporation (or parent thereof). The determination of award comparability shall be made by the Administrator, and its determination shall be final, binding and conclusive.

(b)  Acceleration.  The Administrator shall have the discretion, exercisable either at the time the Share Award is granted or at any time while the Share Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Share Award is to be assumed or replaced in the Change in Control, or in connection with a termination of a Participant’s service preceding or following a Change in Control.

2.11  Protection Against Dilution.

(a)  Adjustments.  In the event of a subdivision of the outstanding Ordinary Shares, a declaration of a dividend payable in Ordinary Shares or a combination or consolidation of the outstanding Ordinary Shares (by reclassification or otherwise) into a lesser number of Ordinary Shares, corresponding adjustments shall automatically be made in each of the following:

(i)                                     The number and kind of shares subject to the numerical share limitations in Article 2.3;

(ii)                                  The number and kind of shares covered by each outstanding Option, SAR and Share Unit; and

(iii)                               The Exercise Price under each outstanding Option and SAR, and the repurchase price, if any, applicable to outstanding Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Ordinary Shares in an amount that has a material effect on the price of Ordinary Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Any adjustment in the number of and kind of shares subject to a Share Award under this Article 2.11(a) shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 2.11, a Participant shall have no rights by reason of any issue by the Company of shares of any class or securities convertible into shares of any class, any subdivision or consolidation of shares of any class, the payment of any share dividend or any other increase or decrease in the number of shares of any class.

(b)  Dissolution or Liquidation.  To the extent not previously exercised or settled, Options, SARs and Share Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)  Reorganizations.  In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 2.15(f)(iii)), all outstanding Share Awards shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Share Awards (or portions thereof) in an identical manner. The treatment specified in the transaction agreement or by the Administrator shall include (without limitation) one or more of the following with respect to each outstanding Share Award:

(i)             The continuation of such outstanding Share Award by the Company (if the Company is the surviving entity).

(ii)          The assumption of such outstanding Share Award by the surviving entity or its parent (with respect to Options and SARs, in a manner that complies with applicable tax requirements).

(iii)       The substitution by the surviving entity or its parent of an equivalent award for such outstanding Share Award (with respect to Options and SARs, in a manner that complies with applicable tax requirements), including (but not limited to) an award to acquire the same consideration paid to the holders of Ordinary Shares in the transaction.

(iv)      Full exercisability of such outstanding Share Award and full vesting of the Ordinary Shares subject to such Share Award, followed by the cancellation of such Share Award. The full exercisability of such Share Award and full vesting of the Ordinary Shares subject to such Share Award may be contingent on the closing of the transaction. The Participant shall be able to exercise such Share Award during a period of not less than five full business days preceding the closing date of such transaction, unless (a) a shorter period is required to permit a timely closing of such transaction and (b) such shorter period still offers the Participant a reasonable opportunity to exercise such Share Award. Any exercise of such Share Award during such period may be contingent on the closing of such transaction.

(v)         The cancellation of such outstanding Share Award and a payment to the Participant with respect to each Ordinary Share subject to the Share Award as of the transaction date equal to the excess of (a) the value, as determined by the Administrator in its discretion, of the property (including cash) received by the holder of an Ordinary Share as a result of the transaction over (b) if applicable, the per-share Exercise Price of the Share Award (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent with a value equal to the Spread. Such payment may be subject to vesting based on the Participant’s continuing service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Share Award would have become exercisable or such Ordinary Shares would have vested. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of the Company’s Ordinary Shares. If the Spread applicable to a Share Award is zero or a negative number, then such Share Award may be cancelled without making a payment to the Participant. In the event that a Share Unit is subject to Code Section 409A, the payment described in this Paragraph (v) shall be made on the settlement date specified in the applicable Share Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4).

(vi)      The assignment of any reacquisition or repurchase rights held by the Company in respect of an award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

Any action taken under this Article 2.11(c) shall either preserve a Share Award’s status as exempt from Code Section 409A and/or 457A (as applicable) or comply with Code Section 409A and/or 457A (as applicable).

2.12  Limitations on Rights.

(a)  No Retention Rights.  Neither the Equity Plan nor any Award granted hereunder shall be deemed to give any individual a right to remain an Employee. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the employment of any Employee at any time, with or without cause, subject to applicable laws, the Company’s articles of association and by-laws and a written employment agreement (if any).

(b)  Shareholders’ Rights.  A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Ordinary Shares covered by his or her Award prior to the time that a Participant is listed on the register of members of the Company as the holder of such Ordinary Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Equity Plan.

(c)  Regulatory Requirements.  Any other provision of the Equity Plan notwithstanding, the obligation of the Company to issue Ordinary Shares pursuant to an Award shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Ordinary Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Ordinary Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority will not have been obtained.

(d)  Transferability of Awards.  The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (i) beneficiary designation, (ii) a will or (iii) the laws of descent and distribution. An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

(e)  Recoupment of Awards.  All Awards granted under the Equity Plan, all amounts paid under the Equity Plan and all Ordinary Shares issued pursuant to Awards under the Equity Plan shall be subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations and/or listing standards thereunder, any compensation recovery policy adopted by the Company or as otherwise required by applicable law.

2.13  Taxes.

(a)  General.  To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Equity Plan. The Company shall not be required to issue any Ordinary Shares or make any cash payment under the Equity Plan unless such obligations are satisfied.

(b)  Share Withholding.  To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Ordinary Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Ordinary Shares that he or she previously acquired. Such Ordinary Shares shall be valued at their Fair Market Value on the date they are withheld or surrendered.

(c)  Section 162(m) Matters.  This Article 2.13(c) shall apply to any Award of Restricted Shares or Share Units that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (a “162(m) Award”). The Administrator shall designate the performance goal(s) applicable to, and the formula for calculating the amount payable under, a 162(m) Award within 90 days following commencement of the applicable performance period (or such earlier time as may be required under Section 162(m) of the Code) and in any event at a time when achievement of the applicable performance goal(s) remains substantially uncertain. Prior to payment of any 162(m) Award, the Administrator shall certify in writing whether and the extent to which the performance goal(s) applicable to such 162(m) Award were achieved. Notwithstanding any other provision of the Equity Plan (except in the case of a Change in Control), the

Administrator may adjust downwards, but not upwards, the amount payable pursuant to a 162(m) Award, and the Administrator may not waive achievement of the applicable performance goal(s) except in the case of the death or disability of a Participant or as otherwise determined by the Administrator in special circumstances.

(d)  Section 409A and 457A Matters.  Except as otherwise set forth in an Award Agreement, it is intended that Awards granted under the Equity Plan either be exempt from, or comply with, the requirements of Section 409A of the Code. To the extent an Award is subject to Section 409A of the Code, the terms of the Equity Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Section 409A of the Code so that the Award is not subject to additional tax or interest under Section 409A, unless the Administrator expressly provides otherwise. An Award that is subject to Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Section 409A of the Code. In this regard, if any amount under an Award that is subject to Section 409A of the Code is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1) of the Code. Except as otherwise set forth in an Award Agreement, it is intended that Awards granted under the Equity Plan be exempt from Section 457A of the Code.

2.14  Future of the Equity Plan.

(a)  Term of the Equity Plan.  The Equity Plan shall remain in effect until the earlier of (i) the date the Equity Plan is terminated under Article 2.14(b) or (ii) the first Annual General Meeting of Shareholders of the Company that occurs in 2021.

(b)  Amendment or Termination.  The Board may, at any time and for any reason, amend or terminate the Equity Plan. No Awards shall be granted under the Equity Plan after the termination thereof. The termination of the Equity Plan, or any amendment thereof, shall not affect any Award previously granted under the Equity Plan without such holder’s consent.

(c)  Shareholder Approval.  An amendment of the Equity Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules, including the rules and regulations of the principal U.S. national securities exchange on which the Ordinary Shares are traded.

2.15  Definitions.  The following definitions shall apply in this Article II.

(a)              “Administrator” means the Board or any Committee administering the Equity Plan in accordance with Article 2.1.

(b)              “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(c)               “Award” means any award of a Share Award under the Equity Plan.

(d)              “Award Agreement” means an Option Agreement, a SAR Agreement, a Restricted Share Agreement, a Share Unit Agreement or such other agreement evidencing an Award granted under the Equity Plan.

(e)               “Board” means the Company’s Board of Directors, as constituted from time to time.

(f)                “Change in Control” means:

(i)                                     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of such continuing or surviving entity;

(ii)                                  The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)                               A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(1)                                 Had been directors of the Company on the date 12 months prior to the date of such change in the composition of the Board (the “Original Directors”) or

(2)                                 Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (2); or

(iv)                              Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (iv), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (b) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the country or state, as applicable, of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Section 409A of the Code, then notwithstanding anything to the contrary in the Equity Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

(g)               “Code” means the Internal Revenue Code of 1986, as amended.

(h)              “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Equity Plan.

(i)                  “Employee” means a common law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(j)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)              “Exercise Price,” in the case of an Option, means the amount for which one Ordinary Share may be purchased upon exercise of such Option, as specified in the applicable Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable

SAR Agreement, which is subtracted from the Fair Market Value of one Ordinary Share in determining the amount payable upon exercise of such SAR.

(l)                  “Fair Market Value” means the closing selling price of one Ordinary Share on Nasdaq or any other established stock exchange or national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If the Ordinary Shares are no longer traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. Such determination shall be conclusive and binding on all persons.

(m)          “ISO” means an incentive stock option described in Section 422(b) of the Code.

(n)              “NSO” means an option not described in Sections 422 or 423 of the Code.

(o)              “Option” means an ISO or NSO granted under the Equity Plan and entitling the holder to purchase Ordinary Shares.

(p)              “Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

(q)              “Optionee” means an individual who or estate that holds an Option or SAR.

(r)                 “Ordinary Shares” means the ordinary shares of the Company.

(s)                “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Equity Plan shall be considered a Parent commencing as of such date.

(t)                 “Participant” means an individual who or estate that holds an Award.

(u)              “Restricted Share” means an Ordinary Share awarded under Article 2.8.

(v)              “Restricted Share Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

(w)            “SAR” means a share appreciation right granted under the Equity Plan.

(x)              “SAR Agreement” means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(y)              “Share Award” means any award of an Option, a SAR, a Restricted Share or a Share Unit under the Equity Plan.

(z)               “Share Unit” means a bookkeeping entry representing the equivalent of one Ordinary Share, as awarded under the Equity Plan.

(aa)       “Share Unit Agreement” means the agreement between the Company and the recipient of a Share Unit which contains the terms, conditions and restrictions pertaining to such Share Unit.

(bb)       “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Equity Plan shall be considered a Subsidiary commencing as of such date.

Appendix A

PERFORMANCE CRITERIA

The Administrator may establish performance goals derived from one or more of the following when it makes Performance Cash Awards under the Cash Plan or Awards of Restricted Shares or Share Units under the Equity Plan: share price; net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Ordinary Shares or any other publicly-traded securities of the Company; market share; gross profits; net profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; drug discovery or development milestones; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, successfully executing an advisory committee meeting or similar proceeding, or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer); initiation or completion of pre-clinical studies; clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships, research joint ventures, licenses, collaborations or comparable transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products or development candidates (including with group purchasing organizations, distributors and other vendors)); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products or development candidates); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; royalty monetizations, sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research (including pre-clinical achievements, nominating a development candidate or initiating a new full discovery program), development, manufacturing (including initiating formulation or device development work or finalizing API or drug product processes), commercialization, development candidates, products or projects, safety, production volume levels, acquisitions and divestitures; and recruiting and maintaining personnel.

In the areas of development, regulatory progress and commercialization, the achievements described above performed by a third party with which the Company has a licensing or collaborative agreement (a “Partner”), or relating to an asset in which the Company has an economic interest, shall apply to the Company. For example, if a Partner accomplishes development milestones, regulatory achievements, commercialization or sales targets with an asset within a program that is a subject of the licensing or collaboration agreement between the Company and the Partner, then such Partner’s accomplishments shall constitute achievements of the Company. Similarly, if an asset in which the Company has an economic interest, which asset is controlled by a third party, achieves development milestones, regulatory achievements, commercialization or sales targets, then such third party’s accomplishments with such asset shall constitute achievements of the Company. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a performance measurement period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items, provided, however that if an Award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, such adjustment(s) shall only be made to the extent consistent with Section 162(m) of the Code.